EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          AMERICAN HOMESTAR CORPORATION

                                   ARTICLE ONE
                                   -----------

     The name of the corporation is American Homestar Corporation.

                                   ARTICLE TWO
                                   -----------

     The period of its duration is perpetual.

                                  ARTICLE THREE
                                  -------------

     The purpose or purposes for which the corporation is organized is the transaction of any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                  ARTICLE FOUR
                                  ------------

     The total number of shares of capital stock that the corporation shall be authorized to issue is 22,500,000 shares of Common Stock, $.01 par value per share ("Common Stock"), which is divided into 15,000,000 shares of Series C Common Stock and 7,500,000 shares of Series M Common Stock. Series C Common Stock and Series M Common Stock shall be identical in all respects and shall vote as a single class on all matters except as otherwise provided in these Articles of Incorporation and except that for all elections of directors on or before September 1, 2006, holders of Series C Common Stock voting as a class shall have the right to elect two (2) directors (the "Series C Directors"), holders of Series M Common Stock voting as a class shall have the right to elect two (2) directors (the "Series M Directors"), and holders of Series C Common Stock and Series M Common Stock voting as a single class shall have the right to elect one (1) director (the "Series I Director").

                                  ARTICLE FIVE
                                  ------------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars
($1,000.00),  consisting,  of  money, labor done, or property actually received.


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                                   ARTICLE SIX
                                   -----------

     No shareholder of the corporation will, solely by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the corporation, now or hereafter to be, authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be amortized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the corporation may issue, shams of any class of stock of the corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the corporation.

                                  ARTICLE SEVEN
                                  -------------

     The street address of its registered office is 2450 South Shore Boulevard, Suite 300, League City, Texas 77573, and the name of its registered agent at such address is Craig A. Reynolds.

                                  ARTICLE EIGHT
                                  -------------

     The names and addresses of the current members of the Board of Directors and the Series in which each serves are as follows:

     Finis  F.  Teeter     2450 South Shore Boulevard, Suite 300      Series M
                           League City, Texas 77573

     Richard F. Dahlson    901 Main Street, Suite 6000                Series M
                           Dallas,  Texas  75202

     Debroah Midanek       237 Park  Avenue,  Suite  2100             Series C
                           New York,  New  York  10017

     Richard Grasso        601 East  7th  Street                      Series C
                           Fort Worth,  Texas  76113


                                  ARTICLE NINE
                                  ------------

      (a) The corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended, indemnify any and all persons who it has power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and inure to the benefit of the heirs, executors and administrators of such a person.


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     (b)     If  a claim under paragraph (a) of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the, claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


                                   ARTICLE TEN
                                   -----------

     Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the corporation to be taken at a meeting of the shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present mid voted.

     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.


                                 ARTICLE ELEVEN
                                 --------------

     To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the corporation will not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director that has not been eliminated by the provisions of this Article.


                                 ARTICLE TWELVE
                                 --------------

     Shareholders of the corporation will not have the right of cumulative voting for the election of directors or for any other purpose.


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                                ARTICLE THIRTEEN
                                ----------------

     The board of directors is expressly authorized to alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws by the affirmative vote of a majority of the directors; provided, however, that any such altered, amended or new Bylaws are consistent with these Articles of Incorporation of the corporation, as amended; and provided further, however, that any such action by the board of directors shall require the affirmative vote of either (a) two (2) Series C Directors or (b) one (1) Series C Director and the Series I Director until September 1, 2006. The shareholders of the corporation may alter, amend or repeal the Bylaws of the corporation or adopt new Bylaws by the affirmative vote of the holders of two-thirds (2/3) of the shares entitled to vote on, and that voted for or against, or expressly abstained with respect to, such matter at a meeting of shareholders at which a quorum is present, which vote shall be by holders of two-thirds of the shares of Series C Common Stock and by holders of two-thirds of the shares of Series M Common Stock each voting as a separate class prior to September 1, 2006 and by holders of Series C Common Stock and Series M Common Stock voting together as a single class thereafter.

                                ARTICLE FOURTEEN
                                ----------------

     The board of directors of the corporation shall consist of five members, who shall serve for a term of three (3) years ending on September 1, 2004 and until their respective successors shall have been elected and qualified. Directors elected for terms commencing on or after September 1, 2004, shall serve for a term of one (1) year until the next succeeding annual meeting or until their respective successors shall have been elected and qualified.

                                 ARTICLE FIFTEEN
                                 ---------------

     The corporation shall not issue any non-voting shares.

                                 ARTICLE SIXTEEN
                                 ---------------

     (a) For a period of twenty-four (24) months from and after the date of original issuance of shares of Common Stock pursuant to the Debtors' Third Amended Jointly Proposed Plan of Reorganization of American Homestar
Corporation,  et  al.  dated  August  14,  2001,  confirmed by the United States
              --  --
Bankruptcy Court for the Southern District of Texas, Galveston Division, by order signed August 14, 2001, no holder of shares of Common Stock shall Transfer any such shares or any interest therein to any Person without the approval of the board of directors of the corporation.

     (b) Any attempted or purported Transfer of shares of Common Stock in violation of paragraph (a) above shall not be effective to Transfer ownership of such shares to the purported Transferee thereof, who shall not be entitled to any rights as a stockholder of the corporation with respect to the shares purported to be Transferred (including, but not limited to, the right to vote such shares or to receive dividends or any liquidation preference with respect thereto). All rights with respect to any shares attempted or purported to be Transferred in violation of the aforementioned provisions shall remain the property of the Person who initially attempted or purported to Transfer such shares in violation thereof. Upon a determination by the board of directors that there has been or is threatened an attempted or purported Transfer of shares in violation of the aforementioned provisions, the board of directors may take such action as it deems advisable to give effect to the provisions of this paragraph
(b),  including, but not limited to, refusing to give effect on the books of


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the  corporation  to  such  attempted or purported Transfer or instituting legal proceedings  to  enjoin  or  rescind  the  same.

     (c) All certificates evidencing shares of Common Stock shall bear a conspicuous legend referencing the restriction set forth in paragraph (a) above.

     (d) For purposes of this Article Sixteen, the following terms will have the meanings indicated:

     "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

     "Transfer" means, with respect to shares of Common Stock, any sale, transfer, assignment, disposition or other means of conveying legal or beneficial ownership of such shares, whether direct or indirect and whether voluntary or involuntary, and the terms "Transferred" and "Transferee" have correlative meanings.


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